SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement           [ ]  Confidential, For Use of the
[X]  Definitive Proxy Statement                 Commission Only (as permitted
[ ]  Definitive Additional Materials            by Rule 14a-6(e)(2))
[ ]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                            NuPro Innovations, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)   Title of each class of securities to which transaction applies:

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2)   Aggregate number of securities to which transaction applies:

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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4)   Proposed maximum aggregate value of transaction:

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5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided  by  Exchange  Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    1)   Amount previously paid:
                                ------------------------------------------
    2)   Form, Schedule or Registration Statement No.:
                                                      --------------------
    3)   Filing Party:
                      ----------------------------------------------------
    4)   Date Filed:
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
                             NUPRO INNOVATIONS INC.
            3296 East Hemisphere Loop, Tucson, Arizona USA 85706-5013

                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                       TO BE HELD ON FRIDAY, JUNE 21, 2002
                    ----------------------------------------

To Our Stockholders:

     The 2002 Annual Meeting of Stockholders of NuPro Innovations Inc., a Delaware corporation (the "Company"), will be held at the Company's headquarters at 3296 East Hemisphere Loop, Tucson, Arizona 85706-5013 on Friday, June 21, 2002, at 10:00 a.m., local time, for the following purposes:

     1.   To elect three (3) directors to serve for the ensuing year;

     2. To ratify the selection of S.E. Clark & Company P.C. as independent auditors for the Company for the fiscal year ending December 31, 2002; and

     3. To transact such other business as properly may come before the meeting or any postponement(s) or adjournment(s) thereof. Management is presently aware of no other business to come before the meeting.

     The Board of Directors has fixed the close of business on April 26, 2002, as the record date (the "Record Date") for the determination of the stockholders entitled to notice of and to vote at the meeting or any postponement or adjournment thereof. Shares of common stock of the Company can be voted at the meeting only if the holder is present at the meeting in person or by valid proxy. A copy of the Company's 2001 Annual Report, which includes audited financial statements, is being mailed with this Notice and Proxy Statement to all stockholders of record on the Record Date.

     Management of the Company cordially invites you to attend the Annual Meeting. Your attention is directed to the attached Proxy Statement for a discussion of the foregoing proposals and the reasons why the Board of Directors encourages you to vote for approval of such proposals.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED STOCKHOLDER'S PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                                              By Order of the Board of Directors

                                                               /s/ Reiner Becker

                                                                   Reiner Becker
                                                           Chairman of the Board

Tucson, Arizona
April 29, 2002

                             NUPRO INNOVATIONS INC.
            3296 East Hemisphere Loop, Tucson, Arizona USA 85706-5013

                    ----------------------------------------
                                 PROXY STATEMENT
                    ----------------------------------------

     This Proxy Statement is being furnished to stockholders of NuPro Innovations Inc., a Delaware corporation (the "Company" or "NuPro"), in connection with the solicitation of proxies by the Board of Directors for use at the 2002 Annual Meeting of Stockholders of the Company to be held on Friday, June 21, 2002, at 10:00 a.m., local time, at the Company's headquarters at 3296 East Hemisphere Loop, Tucson, Arizona 85706-5013, and any adjournment or postponement thereof (the "Annual Meeting"). A copy of the Notice of Annual Meeting accompanies this Proxy Statement. This Proxy Statement and the accompanying form of Proxy Card are being mailed on or about May 3, 2002.

SOLICITATION AND REVOCATION OF PROXIES

     Only stockholders of record at the close of business on April 26, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. On the Record Date, 14,441,575 shares of Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding. Each holder of Common Stock is entitled to one vote, exercisable in person or by proxy, for each share of the Company's Common Stock held of record on the Record Date.

     At the Annual Meeting, three (3) directors are to be elected to serve for a term of one year or until their respective successors are elected and qualified. Each stockholder present at the Annual Meeting, either in person or by proxy, is entitled to one vote per share of Common Stock of the Company held by each such stockholder on the Record Date.

     All valid proxies received before the Annual Meeting and not revoked will be exercised. All shares represented by proxy will be voted, and where a stockholder specifies by means of his or her proxy a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specifications so made. If the signed proxy is returned without instructions and authority to vote is not specifically withheld, the persons named in the proxy solicited by the Board of Directors intend to vote for the election of the nominees for director listed below and for each matter named in this Proxy Statement. Any stockholder giving a proxy has the power to revoke it at any time prior to the time it is voted by:

     * delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or

     * duly executing and delivering to the Secretary of the Company a subsequent proxy relating to the same shares; or

     * attending the meeting and voting in person, provided that the stockholder notifies the Secretary of the meeting of his or her intention to vote in person at any time prior to the voting of the proxy.

In order to vote their shares in person at the meeting, stockholders who own their shares in "street name" must obtain a special proxy card from their broker.

     The cost of soliciting proxies, including the cost of preparing and mailing the Notice and Proxy Statement, will be paid by the Company. Solicitation will be primarily by mailing this Proxy Statement to all stockholders entitled to vote at the meeting. Proxies related to this Proxy Statement may be solicited by officers and directors of the Company personally or by telephone or facsimile, without additional compensation. The Company may reimburse brokers, banks, and others holding shares in their names for others for the cost of forwarding proxy materials and obtaining proxies related to this Proxy Statement from beneficial owners.

     The Board of Directors does not know of any matters other than (i) the election of three (3) directors for the ensuing year, and (ii) the ratification of the independent auditors that are expected to be presented for consideration at the Annual Meeting. However, if other matters properly come before the meeting, the persons named in the accompanying proxy intend to vote thereon in accordance with their judgment.

VOTING RIGHTS

     The stockholders of record of the Company's Common Stock at the close of trading on the Record Date are entitled to vote on matters to come before the Annual Meeting.

     Each share of Common Stock is entitled to one vote on each matter submitted to a vote. Assuming that a quorum is present, (a) the affirmative vote of a plurality of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the election of directors; and (b) the affirmative vote of a majority of the shares of the Company's Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote is required for the ratification of the appointment of S.E. Clark & Company P.C. as the independent auditors of the Company for the fiscal year ending December 31, 2002.

     The required quorum for the transaction of business at the Annual Meeting is a majority of the shares of Common Stock issued and outstanding on the Record Date ("Quorum"). Shares that are voted "FOR", "AGAINST", or "ABSTAIN" in any matter are treated as being present at the meeting for purposes of establishing the Quorum, but only shares voted "FOR" or "AGAINST" are treated as shares "represented and voting" at the Meeting (the "Votes Cast") with respect to a particular matter. Accordingly, abstentions and broker non-votes will be counted for the purposes of determining the presence or absence of a Quorum for the transaction of business, but will not be counted for the purposes of determining the number of Votes Cast with respect to a proposal.

                              ELECTION OF DIRECTORS

GENERAL INFORMATION

     The Bylaws of the Company provide that the number of directors shall be fixed from time to time by resolution of the Board of Directors. All directors are elected at each annual meeting of stockholders. Directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified. A Board of three directors is to be elected at the Annual Meeting.

     If any nominee should become unavailable for any reason, which the Board of Directors does not anticipate, the proxy will be voted for any substitute nominee or nominees who may be selected by the Board of Directors prior to or at the Annual Meeting, or, if no substitute is selected by the Board of Directors prior to or at the Annual Meeting, for a motion to reduce the present membership of the Board of Directors to the number of nominees available and to create an additional vacancy to be filled by the Board of Directors. The information concerning the nominees and their share holdings in the Company has been furnished by them to the Company.

INFORMATION CONCERNING DIRECTORS, NOMINEES, AND OFFICERS

     The  following  table  sets  forth  information   regarding  the  officers,
directors, and nominees of the Company.

                                                                     YEAR BECAME
NAME                         POSITION WITH THE COMPANY       AGE       DIRECTOR
----                         -------------------------       ---       --------
Reiner Becker*               President, Chief Executive       41         2000
                               Officer, and Director
Charles H. Green*            Treasurer, Chief Financial       44         2000
                               Officer, and Director
Lawrence J. McEvoy Jr.*      Secretary and Director           69         1998
Ernesto Zaragoza de Cima     Vice President and Director      48         1998
Elke Veselinovic             Director                         60         1998

----------
*    Director nominee for the ensuing year

     REINER BECKER has served as a director of the Company since January 2000, as the Chairman of the Board since February 2, 2002, and as the President and Chief Executive Officer since February 16, 2002. Mr. Becker has more than 10 years of experience in international management consulting, primarily in the restructuring and reengineering of companies in the manufacturing industry throughout the European Union in connection with specific tasks regarding executives searches. Mr. Becker has been a self-employed management consultant since 1993. Prior to management consulting, he served as the International

Marketing and Sales Manager for the Beck's Beer Brewery, Bremen, Germany. He was responsible for the Americas, Australia, Belgium, and the former Soviet Union. Mr. Becker received his Bachelor's Degree in Business Economics from the University of Saarland in Saarbrueken, Germany, in 1987.

     CHARLES H. GREEN has served as a director of the Company since January 2000. On February 2, 2002, the Board appointed Mr. Green to the office of Chief Financial Officer to fulfill the financial responsibilities left vacant by Ms. Veselinovic's appointment to her new offices as President and Chief Executive Officer of the Company. Prior to becoming a director, Mr. Green served on the Company's Advisory Council from June 1998 to April 2000. Mr. Green has served as Vice President of the SBA Division of U.S. Bank from 1998 to present. From 1992 to 1998, Mr. Green served as Managing Member of Southeast Capital Associates LLC, an Atlanta-based commercial banking firm that assisted in financing small business, which dissolved in 1998. Mr. Green received his Bachelor's of Science in Finance from the University of Alabama in 1979.

     LAWRENCE J. MCEVOY JR. has served as Secretary and a director of the Company since June 1998. Mr. McEvoy devotes approximately 10% of his professional time to the business affairs of the Company. Mr. McEvoy has practiced law in private practice as a member of the Georgia bar with the law firm of Bynum, Lewis & McEvoy from 1997 to present and the law firm of McEvoy & Broadbear from 1987 to 1997. Mr. McEvoy received his Juris Doctorate degree from the University of Virginia in 1965.

     ERNESTO ZARAGOZA DE CIMA has served as a director of the Company since June 1998 and was elected Vice President of the Company effective June 1, 1999. Mr. Zaragoza devotes approximately 10% of his professional time to the business affairs of the Company. Mr. Zaragoza de Cima has also served as the President of NuPro Innovation de Mexico, S.A. de C.V., a majority owned subsidiary of the Company, since 1998. From 1983 to present, Mr. Zaragoza de Cima has also served as the president of a number of family-owned businesses in the State of Sonora, Mexico. Such businesses include real estate entities such as Inversiones de Guaymas, S.A. de C.V., Arrendadora Comercial de Sonora, Zarci, S.A. de C.V., and Kori, S.A. de C.V., a construction entity named Hulzar, S.A. de C.V., a bakery store entity named Pan Rico, S.A. de C.V., a ranching operation named Rancho La Noria, a hunting corporation called Club Solimar, and TopTrac, S.A. de C.V. Mr. Zaragoza received a Bachelor's Degree of Business Administration from Instituto Tecnologico de Estudios Superiores de Monterrey in Mexico in 1977.

     ELKE VESELINOVIC has served as a director of the Company since June 1998. Mrs. Veselinovic served as Treasurer of the Company since June 1998 and on February 2, 2002, she was promoted from such office to the offices of President and Chief Executive Office. On February 16, 2002, Mr. Veselinovic resigned to her positions as President and Chief Executive Officer of the Company. Mrs. Veselinovic devoted 100% of her professional time to the business affairs of the Company until February 16, 2002. From 1989 to 1998, Mrs. Veselinovic served as President of TrucTech, Inc., a Georgia corporation that was a research and development company for the NuPro Material. From 1972 to 1988 she was Treasurer of Plastics Group Technologies, Inc., a Canadian integrated supplier of automotive and computer components to major industries. Mrs. Veselinovic is the widow of the former President and Chief Executive Officer of the Company, Luba Veselinovic. Mrs. Veselinovic received a degree from the Business College in Bad Segeberg, Germany in 1959.

NOMINEES

     The director nominees have agreed to stand for re-election. The Board of Directors proposes the election of all three (3) of the director nominees who have agreed to stand for re-election.

     It is intended that proxies received by the Company in response to this solicitation by the Board of Directors will be voted in accordance with the instructions noted thereon or, if no instructions are indicated, in favor of the election of all of the persons named in the table set forth above to be directors of the Company for a term of one year and until their successors are elected and qualified.

COMPENSATION OF DIRECTORS

     Directors of the Company may be paid such compensation for their services and such reimbursements for expenses of attendance at board meetings as the Board of Directors may from time to time determine. Currently, each member of the Board of Directors is paid a fixed fee of $500 per month. Directors fees were accrued as compensation for members of the Board of Directors for service on the Board of Directors during fiscal year 2001. Mr. McEvoy was paid $4,000 in fiscal year 2001 for his services as Secretary of the Board of Directors. Mr. Green was paid $21,250 for consulting services to the Company during fiscal year 2001. See "Certain Relationships and Related Transactions."

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During the fiscal year ended December 31, 2001, the Board of Directors of the Company met two times. Each of the members of the Board of Directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors held during fiscal year fiscal 2001, and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served during fiscal year 2001.

     As of December 31, 2002, the Audit Committee was the only standing committee of the Board of Directors. Charles Green and Elke Veselinovic served on the Audit Committee in fiscal year 2001. The principal functions of the Audit Committee include the review of the annual financial statements, reports and recommendations regarding the adequacy of internal accounting controls made by the independent auditors, and such other matters with respect to the accounting, auditing, and financial reporting procedures as it may deem appropriate or as may be brought to its attention. The Audit Committee held two meetings during fiscal 2001.

     On March 26, 2002, the Board established an Executive Committee of the Board. The Executive Committee was created to exercise all the powers and authority of the Board in the management of the business and affairs of the Company to the fullest extent provided by law.

INVOLVEMENT IN LEGAL PROCEEDINGS

     To the best of management's knowledge, during the past five years, none of the following occurred with respect to a present or former director or executive officer of the Company:

     (1) Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

     (2) Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

     (3) Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and

     (4) Being found by a court of competent jurisdiction (in a civil action), the commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

                  SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
                             DIRECTORS, AND OFFICERS

     The following table sets forth the numbers of shares and percentage of all shares of the Company's Common Stock outstanding as of April 26, 2002, held by
(i) any person known to the Company to be the beneficial owner of 5% or more of the Company's outstanding Common Stock; (ii) each director, (iii) the Company's executive officers set forth in the Summary Compensation Table under the section entitled "Executive Compensation," and (iv) all directors and executive officers as a group.

                                                 NUMBER OF SHARES   APPROXIMATE
                                                  AND NATURE OF    PERCENTAGE OF
                                                    BENEFICIAL      OUTSTANDING
NAME AND ADDRESS OF BENEFICIAL OWNER(1)            OWNERSHIP(2)      SHARES(2)
---------------------------------------            ------------      ---------
DIRECTORS AND EXECUTIVE OFFICERS:
Reiner Becker...................................       681,385           4.7%
Charles H. Green................................        10,000            *
Lawrence J. McEvoy Jr...........................       126,805(3)         *
Elke Veselinovic................................     3,031,183(4)       21.0%
Ernesto Zaragoza de Cima........................       108,948(5)         *

All directors and executive officers
  as a group (five persons).....................     3,958,321          27.4%

5% STOCKHOLDERS:
Bavaria Hotel Holding International Gmbh (6)....     2,325,000          16.1%
Krida Overseas Trading and Investment Limited...     2,684,213(4)       18.6%
Wilfried Boelke.................................       915,400(7)        6.3%

----------
* Represents beneficial ownership of less than 1%.

(1) Except as otherwise indicated, each holder may be reached through the Company at 3296 East Hemisphere Loop, Tucson, Arizona 85706-5013.
(2) The percentages shown are calculated based upon 14,441,575 shares of Common Stock outstanding on April 26, 2002. The numbers and percentages shown include the shares of Common Stock actually owned as of April 26, 2002, and the shares of Common Stock that the identified person or group had the right to acquire within 60 days of such date. In calculating the percentage of ownership, all shares of Common Stock that the identified person or group had the right to acquire within 60 days of April 26, 2002, upon the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by such person or group, but are not deemed to be outstanding for the purpose of computing the percentage of the shares of Common Stock owned by any other person.
(3) Consists of 4,286 shares owned by the McEvoy Family Trust and 97,519 shares owned directly by Mr. McEvoy. Includes 25,000 shares of Common Stock issuable upon exercise of stock options.
(4) Consists of 321,970 shares owned by the Veselinovic Children, 2,684,213 shares owned by Krida Overseas, which is controlled by Mrs. Veselinovic. Includes 25,000 shares of Common Stock subject to options exercisable by Mrs. Veselinovic.
(5) Includes 25,000 shares of Common Stock issuable upon exercise of stock options.
(6) Bavaria Hotel Holding International GmbH, a German entity, is a wholly owned subsidiary of Blue Lion GmbH & Co. Holding KG, which is wholly owned by Stefan Schoenghuber, a German resident. Mr. Schoenghuber has sole investment power with respect to the shares held in the name of Bavaria Hotel Holding International GmbH.
(7) Represents 555,000 shares owned by Mr. Boelke and 360,400 shares owned by Mr. Boelke's wife, Gundrum Boelke.

                  SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, as well as persons beneficially owning more than 10% of the Company's outstanding Common Stock, to file certain reports of ownership with the Securities and Exchange Commission (the "SEC") within specified time periods. Such officers, directors, and stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely upon the Company's review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that for the fiscal year ended December 31, 2001, each person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10 percent of the Company's Common Stock complied with all Section 16(a) filing requirements during such fiscal year, except that Reiner Becker filed a late Form 5 covering one transaction, and Charles H. Green filed a late Form 4 covering one transaction.

                             EXECUTIVE COMPENSATION

COMPENSATION

     The following table sets forth the compensation received for services rendered to the Company or its subsidiaries in all capacities during the fiscal year ended December 31, 2001, by the Company's Chief Executive Officer and each of the Company's other executive officers who received compensation in excess of $100,000 (the "Named Executive Officer"), which includes salary and bonus earned during the fiscal year ended December 31, 2001. The Chief Executive Officer was the only officer of the Company that was paid compensation in fiscal 2001 in excess of $100,000.

                           SUMMARY COMPENSATION TABLE

                                                             ANNUAL COMPENSATION
NAME AND                                                     -------------------
PRINCIPAL POSITION                                  YEAR     SALARY($)     BONUS
------------------                                  ----     ---------     -----
Luba Veselinovic(1).............................    2001     $154,500        --
                                                    2000      162,500        --
                                                    1999      120,000        --

----------
(1) Mr. Veselinovic was the Company's President and Chief Executive Officer until February 2, 2002.

     The Company currently has no employee benefit plans but may establish them in the future. There was no long-term compensation paid in these periods.

OPTION GRANTS

     The Company did not grant options to the Named Executive Officer during the fiscal year ended December 31, 2001.

OPTION EXERCISES

     There were no exercises of stock options during fiscal year ended December 31, 2001 by the Named Executive Officer.

OPTION HOLDINGS

     The Named Executive Officer did not hold any options as of December 31, 2001.

EMPLOYMENT AGREEMENTS

     The Company is not a party to employment contracts with any executive officers. The Company was, however, a party to a Secondment Agreement with Krida Overseas, effective December 1, 1998 (the "Secondment Agreement"), under which the Company retained the services of Luba Veselinovic as President and Chief Executive Officer. Pursuant to the Secondment Agreement, the Company paid Krida Overseas $150,000 per year for the services of one or more employees of Krida Overseas, including Mr. Veselinovic. The initial term of the Secondment
Agreement was five years, which was automatically renewable for additional five-year periods. On February 4, 2002, the Company issued a press release announcing the death of its President and Chief Executive Officer, Mr. Veselinovic. As a result of Mr. Veselinovic's death and the related inability by Krida Overseas to provide the services under the agreement, the Company determined to terminate the Secondment Agreement.

     On February 4, 2002, the Company announced the Board of Directors' appointment of Elke Veselinovic, the Treasurer and a director at that time, to the offices of President and Chief Executive Officer. Concurrently, the Board of Directors also named Charles Green, a current director and member of the Audit Committee, to the office of Chief Financial Officer to fulfill the financial responsibilities left vacant by Mrs. Veselinovic's appointment to her new offices. In addition, the Board appointed Reiner Becker, a current director, to the office of Chairman of the Board. Shortly thereafter, on February 16, 2001, Elke Veselinovic submitted her resignation to her recently appointed positions and the Board of Directors unanimously appointed Reiner Becker to the offices of President and Chief Executive Officer. The Company has not at this time entered into a written employment agreement with Messrs. Becker and Green.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company's Board of Directors has a policy that any transactions between the Company and any of its executive officers and directors will be on terms believed to be no less favorable to the Company than could be obtained from unaffiliated third parties and will be in connection with bona fide business purposes of the Company.

     Pursuant to a lease agreement effective May 1, 2001, the Company entered into a lease with a Mexican entity controlled by Ernesto Zaragoza de Cima, a director and Vice President of the Company, for certain prototyping, tool modeling, and administrative facilities in Guaymas, Sonora, Mexico, consisting of 2,482 square feet. Rent under the lease is payable in an amount equal to $3,621 per month. The initial term of the lease is for a period of five years. After the initial term, the lease may be extended at the option of the Company for an additional five-year period.

     Effective December 1, 1999, the Company entered into a Forbearance Agreement with Krida Overseas and Gary A. Fitchett, a co-founder of the Company, in which Krida Overseas and Mr. Fitchett agreed to forbear on any demand for payment of accrued management fees ("Fees") owed to them until the Company's resources are sufficient to ensure that such payment of all or some of the Fees will not impair the Company's ability to respond to its operational cash needs or other corporate opportunities. The Fees due to be paid to Krida Overseas total $175,000 and the Fees due to be paid to Mr. Fitchett total $175,000. Pursuant to the Forbearance Agreement, Fees will be paid to Krida Overseas and Mr. Fitchett based on the Company's ability to make payment as follows: (i) when the Company generates $10,000,000 in revenue in any 12-month fiscal period, the Company will contribute 40% of its net operating profits for that same period toward the repayment of the outstanding balance, or (ii) when the Company realizes the generation of additional equity contributions equal to or in excess of $5,000,000 in any 12-month period, the Company will utilize a portion of those equity contributions to retire all outstanding unpaid Fees.
Notwithstanding anything mentioned above, the Company agreed to pay Krida Overseas a minimum of $25,000 annually plus any applicable withholding taxes. Any such advances to Krida Overseas shall reduce the unpaid balance of the Fees accordingly. The parties agree that any Fees accrued and unpaid shall not bear interest.

     Krida Overseas, which was controlled by Mr. Veselinovic, former President and Chief Executive Officer of the Company, and is now controlled by Mrs.
Veselinovic, claims ownership of a formula relating to a composite plastic industrial engineering material (the "NuPro Material"). The Company has entered into a Technology License Agreement, as amended, with Krida Overseas (the "Technology License Agreement"), dated as of June 1, 1999 (the "Krida License"), which provides the Company with the perpetual, exclusive right to use, develop, and market the NuPro Material worldwide. The Krida License provides for a license fee of 1.5% of the gross revenue of the Company up to $5,000,000 and 2.0% thereafter. In the event Mr. Veselinovic no longer is an executive officer of the Company and the Company's sales are not meeting certain pre-established sales expectations to be negotiated between Krida Overseas and the Company, the rights granted under the Krida License will become non-exclusive 60 days following December 31, 2002. Notwithstanding the effectiveness of the Technology License Agreement, we do not have a copy or written evidence of such formula. Representatives of Krida Overseas and Elke Veselinovic have refused the repeated requests of our management and Board of Directors to provide us with information about the formula for the composite plastic material. In connection with our evaluation of our business, former officers, directors, and outside legal counsel of our predecessor TrucTech provided us with information regarding ownership rights to the formula to produce the composite plastic material that Krida Overseas claims to own. Based on that information, we believe that we acquired the ownership rights to the formula pursuant to the TrucTech acquisition. We are continuing our investigation into such matters and will take any actions necessary to protect what we believe are our assets and rights under any contractual arrangements. See "Legal Proceedings."

     Mr. Veselinovic served as President and Chief Executive Officer of the Company pursuant to the Secondment Agreement. The Secondment Agreement provided for employees of Krida Overseas to perform services for the Company while remaining employees of Krida Overseas. The Secondment Agreement provided for a $150,000 fee payable by the Company to Krida Overseas in exchange for the services of Mr. Veselinovic and other persons from time to time. The initial term of the Secondment Agreement was five years, which was automatically renewable for additional five-year periods. As a result of Mr. Veselinovic's death on January 30, 2002, the Company determined to terminate the Secondment Agreement on February 2, 2002.

     Pursuant to discussions in February 2001 between Mr. Veselinovic, former President and Chief Executive Officer of the Company, and Ernesto Zaragoza de Cima, a Vice President and director of the Company and TopTrac S.A. de C.V. ("TopTrac"), an entity incorporated under the laws of Mexico which is a strategic partner of the Company and controlled by Ernesto Zaragoza de Cima, the Company and TopTrac considered dissolving TopTrac as a company in Mexico and integrating it as a department of NuPro Mexico as of March 31, 2001. The Company determined not to integrate TopTrac and does not intend to do so in the future.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

     The Board of Directors of the Company has appointed the firm of S.E. Clark & Company P.C., independent auditors, to audit the financial statements of NuPro for the year ending December 31, 2002, subject to ratification of the appointment by NuPro stockholders.

     The Audit Committee has considered whether the provision of non-audit services by S.E. Clark & Company P.C. is compatible with maintaining S.E. Clark & Company's independence and recommends that stockholders vote in favor of the ratification of such appointment. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. A representative of S.E. Clark & Company P.C. is expected to be present at the Annual Meeting and to be provided with an opportunity to make a statement if the representative desires to do so, and to be available to respond to appropriate questions from stockholders.

               REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee of the Board of Directors (the "Audit Committee"), which was formed on March 30, 2000, is responsible for, among other things, reviewing and discussing the audited financial statements with management, discussing with the Company's auditors information relating to the auditors' judgments about the quality of the Company's accounting principles, recommending to the Board of Directors that the Company include the audited financials in its Annual Report on Form 10-KSB, and overseeing compliance with the Securities and Exchange Commission requirements for disclosure of auditors' services and activities. The Board of Directors has adopted a written charter for the Audit Committee.

     In fulfilling its oversight responsibilities, the Audit Committee has reviewed the Company's financial statements for the fiscal year ended December 31, 2001, as audited by S.E. Clark & Company P.C., the Company's independent auditors, and has discussed these financial statements with management. In addition, the Audit Committee has discussed with S.E. Clark & Company P.C. the matters required to be discussed by Statement of Auditing Standards No. 61 regarding the codification of statements on auditing standards. Furthermore, the Audit Committee has received the written disclosures and the letter from S.E. Clark & Company P.C. required by the Independence Standards Board Standard No. 1 and has discussed with S.E. Clark & Company P.C. its independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, or in determining auditor independence. Members of the Committee rely, without independent verification, on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are in fact "independent."

     Based upon the foregoing review and discussion, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2001 be filed with the Company's annual report on Form 10-KSB.

April 25, 2002                  Charles H. Green

                                ADVISORY COUNCIL

     The Company formed an advisory council (the "Advisory Council") on March 1, 1998, which served as a group that provided advisory services to the Company and the Company's Board of Directors. The Advisory Council met on an "as needed" basis. Each member of the Advisory Council was paid a fixed fee of $500 per quarter and received $1000 plus out-of-pocket travel expenses for each Advisory Council meeting attended. Advisors fees were accrued as compensation for members of the Advisory Council for services on the Advisory Council during fiscal year 2001. Each member of the Advisory Council also entered into an indemnification agreement with the Company which provided for the Company to indemnify each member of the Advisory Council against expenses, including attorneys' fees, reasonably incurred in connection with actions against or threatened against such member by reason of the fact that such member was a member of the Advisory Council or by reason of any action or inaction taken by such member while acting in the capacity of a member of the Advisory Council. The members of the Company's Advisory Council were:

     LUBA VESELINOVIC, served as Chairman of the Company's Advisory Council since June 1998 and as the President and Chief Executive Officer of the Company from June 1, 1999, until his death on January 30, 2002. Mr. Veselinovic served as President and Chief Executive Officer of the Company pursuant to a Secondment Agreement between the Company and Krida Overseas, which was controlled by Mr. Veselinovic. Mr. Veselinovic devoted 100% of his professional time to the business affairs of the Company. Mr. Veselinovic had been employed by Krida Overseas, which is primarily a stock holding company, as a consultant since 1989 and had provided consultant services to both the Company and the Company's predecessor, TracTop Distributing, Inc. Mr. Veselinovic received his Bachelor's Degree in Electro-Chemistry from the College for Electro-Chemistry in Belgrade, Yugoslavia, in 1959.

     M. GERRY MALLOY, age 58, served as a member of the Company's Advisory Council since June 1998. Mr. Malloy has served as President and Principal Engineer of Kaptest Engineering Limited since he founded Kaptest Engineering Limited in 1976. Mr. Malloy received his Bachelor's Degree in Mechanical Engineering from the General Motors Institute in 1967 and his Master's Degree in Engineering from McMaster University in 1968.

     WILFRIED BOELKE, age 65, served as a member of the Advisory Council since January 2000. Mr. Boelke has practiced as a German certified public accountant and tax consultant in Berlin and Essen, Germany for more than 30 years. Mr. Boelke received his Bachelor's Degree in Business Economics from the University of Cologne in 1963 and his Master's Degree in Business Economics and Political Science from the University of Mainz, Germany, in 1969.

     On February 2, 2002, after the death of Mr. Veselinovic, the Board of Directors of the Company unanimously approved the dissolution of the Advisory Board.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Aggregate fees billed to the Company for the fiscal year ended December 31, 2001, by S.E. Clark & Company P.C., are as follows:

     Audit Fees.................................................... $40,665
     Financial Information Systems Design and Implementation Fees.. $ 9,588
     All Other Fees................................................ $19,627

     We anticipate that representatives of S.E. Clark & Company P.C. will be present at the Annual Meeting. These representatives will have the opportunity to make a statement if they desire and will be available to respond to appropriate questions. The members of the Audit Committee believe that the non-audit services provided by S.E. Clark & Company P.C., referenced above in "Financial Information Systems Design and Implementation Fees" and "All Other Fees," are compatible with the independence of S.E. Clark & Company P.C.

LEGAL PROCEEDINGS

     None of the Company's officers, directors, or beneficial owners of 5% or more of the Company's outstanding securities is a party adverse to the Company, and, except as disclosed below, none of the foregoing individuals have a material interest adverse to the Company.

     If any negotiations with the representatives of Krida Overseas, Mr. Veselinovic's estate, and Mrs. Veselinovic, current director and former
President, Treasurer, and Chief Executive Officer of our company, are not favorably resolved, we may become involved in legal proceedings to recover some of our assets in possession of such parties and assert our rights to a formula to produce a composite plastic material or, alternatively, enforce the Technology Licensing Agreement with Krida Overseas. We believe that if we are involved in such proceedings and do not prevail, the result may have a material adverse effect on our business, financial condition, or results of operations. See "Certain Relationships and Related Transactions."

                  DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     A stockholder proposal for stockholder action at the next Annual Meeting of Stockholders to be held in 2003 (the "2003 Annual Meeting"), must be received by the Company's Secretary at the Company's offices no later than January 10, 2003, in order to be included in the Company's proxy statement and form of proxy for that meeting. Such proposals should be addressed to the Corporate Secretary, NuPro Innovations Inc., 3296 East Hemisphere Loop, Tucson, Arizona 85706-5013. If a stockholder proposal is introduced at the 2003 Annual Meeting without any discussion of the proposal in the Company's proxy statement, and the stockholder does not notify the Company on or before March 25, 2003, as required by SEC Rule 14a-4(c)(1), of the intent to raise such proposal at the 2003 Annual Meeting, then proxies received by the Company for the 2003 Annual Meeting will be voted by the persons named in such proxies in their discretion with respect to such proposal. Notice of such proposal is to be sent to the above address.

                                  OTHER MATTERS

     The Company has received no notice of any other items submitted for consideration at the meeting and except for reports of operations and activities by management, which are for informational purposes only and require no action of approval or disapproval, the Board of Directors neither knows of nor contemplates any other business that will be presented for action by the stockholders at the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed proxy card intend to vote the shares they represent as the Board of Directors may recommend.

                                                           Dated: April 29, 2002

                             NUPRO INNOVATIONS INC.
                       2002 ANNUAL MEETING OF STOCKHOLDERS

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned stockholder of NUPRO INNOVATIONS INC., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement of the Company, each dated April 29, 2002, and hereby appoints Reiner Becker and Charles H. Green, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Stockholders of the Company to be held on Friday, June 21, 2002, at 10:00 a.m., local time, at the Company's corporate headquarters at 3296 East Hemishere Loop, Tucson, Arizona 85706-5013, and at any adjournment or adjournments thereof, and to vote all shares of the Company's Common Stock that the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.   ELECTION OF DIRECTORS:     [ ] FOR all nominees listed             [ ] WITHHOLD AUTHORITY to vote
                                    below (except as indicated)             for all nominees listed below.

If you wish to withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below:

            Reiner Becker, Charles H. Green, Lawrence J. McEvoy, Jr.

2. Proposal to ratify the appointment of S.E. Clark & Company P.C. as the independent auditors of the Company

     [ ]  FOR                     [ ]  AGAINST                    [ ]  ABSTAIN

and upon such matters which may properly come before the meeting or any adjournment or adjournments thereof.

          (CONTINUED, AND TO BE SIGNED AND DATED, ON THE REVERSE SIDE.)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS; FOR THE RATIFICATION OF THE APPOINTMENT OF S.E. CLARK & COMPANY P.C. AS THE INDEPENDENT AUDITORS OF THE COMPANY; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

     A majority of such proxies or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall be present and act, then that one) shall have and may exercise all of the powers of said proxies hereunder.


Dated __________________, 2002         _________________________________________
                                                       Signature

                                       _________________________________________
                                                       Signature

                                       (This  proxy  should be dated,  signed by
                                       the stockholder(s)  exactly as his or her
                                       name   appears   hereon,   and   returned
                                       promptly   in  the   enclosed   envelope.
                                       Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.)


SIGN, DATE, AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

                               Votes must be indicated (x) in Black or Blue ink.